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                                                                  Exhibit(a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
           CONVERSION OF SERIES A PREFERRED AND/OR SERIES B PREFERRED
                                       OF
                            NORTH COAST ENERGY, INC.

     As set forth in "Conversion Offer Procedures" of the Offering Circular (as defined below), this form or one substantially equivalent hereto must be used to convert shares of Series A Preferred and/or Series B Preferred pursuant to the Conversion Offer (as defined below) if certificates for shares of Series A 6% Convertible Preferred Stock (the "Series A Preferred"), shares of Series B Cumulative Convertible Preferred Stock (the "Series B Preferred," and together with the Series A Preferred, the "Series A and B Preferred" or the "Shares"), Series A Units or Series B Units (the Series A Units and Series B Units are collectively referred to herein as the "Units"), of North Coast Energy, Inc., a Delaware corporation, are not immediately available or time will not permit all documents required by the Letter of Transmittal to reach the Conversion Agent by the Expiration Date (as defined in the Offering Circular). Such form may be delivered by hand or transmitted by telegram, facsimile transmission, mail or hand delivery to the Conversion Agent. See "Conversion Offer Procedures" of the Offering Circular.

        TO:  AMERICAN STOCK TRANSFER AND TRUST COMPANY, CONVERSION AGENT

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
           By Mail:                 By Facsimile Transmission:      By Hand or Overnight Courier:
       40 Wall Street,                    (718) 234-5001                   40 Wall Street,
   New York, New York 10005      (For Eligible Institutions Only)     New York, New York 10005

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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A
                             FACSIMILE TRANSMISSION
      OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby delivers to North Coast Energy, Inc., a Delaware corporation, for conversion and upon the terms and subject to the conditions set forth in the Offering Circular dated December 20, 1996 (the "Offering Circular") and the related Letter of Transmittal (which together constitute the "Conversion Offer"), receipt of which is hereby acknowledged, the number of Series A Preferred and/or Series B Preferred shares indicated below pursuant to the guaranteed delivery procedure set forth in the Conversion Offer.

Number of Series A Preferred and/or Series B
Preferred shares:

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Certificate Nos. of Series A Units, Series B Units
(if available):

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Name(s) of Record Holder(s):
                            --------------------------

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(PLEASE TYPE OR PRINT)

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Address:
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                                              ZIP CODE

Area Code and
Telephone No.:
              ----------------------------------------

                       SIGN HERE

Signature(s):
             -----------------------------------------

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Dated:
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees
(a) that the above-named person(s) "own(s)" the Series A Units, Series B Units, Series A Preferred and/or Series B Preferred delivered for conversion of Series A Preferred and/or Series B Preferred hereby within the meaning of Rule 10b-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Series A Preferred and/or Series B Preferred complies with Rule 10b-4 and (c) that it will deliver to the Conversion Agent, at one of its addresses set forth above, the Share and/or Unit certificate(s) representing the Series A Preferred and/or Series B Preferred to be converted hereby, in proper form for transfer, or deliver to the Conversion Agent such Shares and/or Units pursuant to the procedures for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other required documents, all within three NASDAQ (as defined in the Offering Circular) trading days after the date hereof.

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                  NAME OF FIRM

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                     ADDRESS

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                     ZIP CODE

Area Code and Tel. No.
                      --------------------------------


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               AUTHORIZED SIGNATURE

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                      TITLE

Name
    --------------------------------------------------
               (PLEASE TYPE OR PRINT)

Dated
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 DO NOT SEND SERIES A UNITS, SERIES B UNITS, SERIES A PREFERRED AND/OR SERIES B
                     PREFERRED CERTIFICATES WITH THIS FORM

     The Institution which completes this form must communicate the guarantee to the Conversion Agent and must deliver the Letter of Transmittal and certificates for Series A Units, Series B Units, Series A Preferred and/or Series B Preferred to the Conversion Agent within the time period shown herein. Failure to do so could result in a financial loss to such Institution.